Exhibit 99.1

PRESS RELEASE

Leaders for Veoneer and Autoliv announced ahead of planned spin-off

(Stockholm, Sweden, March 22, 2018) – Autoliv, Inc. (NYSE: ALV and SSE: ALIVsdb), the worldwide leader in automotive safety systems, announces leaders for Veoneer, Inc. and Autoliv, Inc. ahead of the planned spin-off of Autoliv’s Electronics business, expected to be completed in the third quarter 2018.

Jan Carlson will be the Chief Executive Officer of Veoneer following completion of the spin-off. Mr. Carlson will assume this role within the Veoneer business segment as of April 1, 2018 while continuing to serve in his role of Chairman, President and CEO of Autoliv until the spin-off.

After completion of the spin-off, Mikael Bratt will assume the role of Chief Executive Officer of Autoliv, which will contain Autoliv’s Passive Safety business segment. Mr. Bratt will remain as President of the Passive Safety business segment of Autoliv until the spin-off.

“I am proud over what the Autoliv team has achieved in the journey to create two great companies out of one and I am very excited about taking on the challenge to lead Veoneer in a fast-growing part of the automotive industry, after eleven years as CEO of Autoliv. In Mikael Bratt Autoliv’s passive safety business gets a strong leader with thirty years of relevant industry experience”, said Jan Carlson, Chairman, President and CEO, Autoliv.

Mats Backman will, after completion of the spin-off, continue in his role as Chief Financial Officer of Autoliv. As previously announced, Mathias Hermansson will become Chief Financial Officer of Veoneer as of April 1, 2018.

In addition, Johan Löfvenholm, will become Chief Operating Officer of Veoneer following the completion of the spin-off. Mr. Löfvenholm currently serves as President of the Electronics business segment of Autoliv. At a later date, Autoliv plans to announce the members that will serve on the boards of directors for Autoliv and Veoneer after completion of the spin-off.

Inquiries:

Thomas Jönsson, Group Vice President, Corporate Communications.     Tel +46 (0)8 5872 0627

This information is information that Autoliv, Inc. is obliged to make public pursuant to the EU Market Abuse Regulation. The information was submitted for publication, through the contact person set out above, at 08:30 CET on March 22, 2018.

About Autoliv

Autoliv, Inc. is the worldwide leader in automotive safety systems, and through its subsidiaries develops and manufactures automotive safety systems for all major automotive manufacturers in the world. Together with its joint ventures, Autoliv has more than 72,000 employees in 27 countries. In addition, the Company has 23 technical centers in nine countries around the world, with 19 test tracks, more than any other automotive safety supplier. Sales in 2017 amounted to about US $10.4 billion. The Company’s shares are listed on the New York Stock Exchange (NYSE: ALV) and its Swedish Depository Receipts on Nasdaq Stockholm (ALIV sdb). For more information about Autoliv, please visit our company website at www.autoliv.com.

Autoliv Inc. Box 70381, 107 24 Stockholm, Sweden Visiting address: World Trade Center, Klarabergsviadukten 70, B7, 111 64 Stockholm Phone: +46 (0)8 587 20627 E-mail: thomas.jonsson@autoliv.com	Autoliv North America 26545 American Drive Southfield, MI 48034, USA Phone: +1 (248) 794 4537 E-mail: ray.pekar@autoliv.com

Safe Harbor Statement

This release contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that Autoliv, Inc. or its management believes or anticipates may occur in the future, including those related to the intended spin-off of Autoliv’s Electronics business, the timing of such spin-off and whether the spin-off is ultimately consummated. All forward-looking statements are based upon our current expectations, various assumptions and/or data available from third parties. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those set out in the forward-looking statements, including general economic conditions and fluctuations in the global automotive market. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we assume no obligation to update publicly or revise any forward-looking statements in light of new information or future events, except as required by law.

Autoliv Inc.

Box 70381, 107 24 Stockholm

111 64 Stockholm, Sweden

Visiting address: World Trade Center,

Klarabergsviadukten 70, B7, 111 64 Stockholm

Phone: +46 (0)8 58720627

E-mail: thomas.jonsson@autoliv.com

Autoliv North America 26545 American Drive Southfield, MI 48034, USA Phone: +1 (248) 794 4537 E-mail: ray.pekar@autoliv.com